EXHIBIT 10.1

NetREIT, Inc.

DIVIDEND REINVESTMENT PLAN

NetREIT, Inc., a Maryland corporation (the “Company”), has adopted this Dividend Reinvestment Plan (the “Plan”) effective June 1, 1999, effective January 1, 2000, as amended effective March 8, 2006, and as amended effective August 5, 2010. Unless otherwise expressly stated, the meanings of the capitalized terms used in this Plan shall have the meaning set forth in Section 11.

Section 1.                  Eligible Participants. The record owner of Shares may elect to participate in the Plan (a “Participant”).

Section 2.                  Application of Dividends. The Company will apply all distributions paid with respect to the Shares held by each Participant (“Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of the Shares for said Participants directly from the Company, or as permitted under state securities laws in the secondary market.

Section 3.                  Procedure for Participation. Any Stockholder may elect to become a Participant by completing and executing the participation agreement or other appropriate authorization form which is at the time available from the Company. Participation in the Plan will begin with the next Dividend payable after receipt of a Participant’s subscription or authorization. Shares will be purchased under the Plan on the record date for the Dividend used to purchase the Shares. Dividends for Shares acquired under the Plan are currently paid quarterly and are calculated with a daily record and Dividend declaration date.

Section 4.                  Purchase of Shares. Participants shall acquire Shares from the Company at a fixed price of nine dollars and fifty cents ($9.50) per Share subject to the following:

(a)	Participants shall purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares.

(b)	A Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed any ownership limit imposed by the Company.

(c)
If the Shares are listed on a national stock exchange or included for quotation on a national market system, and the Shares may be bought and sold on that market (the “Secondary Market”) at prices lower or higher than the $9.50 per Share price, the Company may purchase Shares for the Participant’s reinvestment of Dividends under the Plan on the Secondary Market, at the prevailing market price. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

(d)
Neither the Company nor any of its Affiliates shall receive a fee for purchasing Shares under the Plan. The Company shall not pay commissions to broker-dealers in connection with the purchase of the Shares except in connection with purchases or sales of Shares on the Secondary Market.

(e)	The reinvestment of Dividends does not relieve a Participant of any income tax liability which may be payable on the Dividends.

(f)	Shares will not be issued unless they are first registered under the 1933 Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

Section 5.                  The Company’s Obligation to Purchase Shares.  In the event the Company shall at any time determine, in its sole discretion, that for any reason Shares may not be issued to any Participant under the Plan, the Company shall have no obligation to do so. The amount of any Dividend that would otherwise be used to purchase Shares under this Plan shall be paid in cash to the Participant.

Section 6.                  Share Certificates. Upon the written request of any Participant, the Company will issue certificates evidencing ownership of Shares purchased through the Plan during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

Section 7.                  Maintenance of Records. Within 90 days after the end of the Company’s fiscal year, the Company will maintain true and correct information regarding each Participant’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Dividends received during the prior fiscal year.

Section 8.                  Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of Plan participation, Dividends will be distributed to the Stockholder in cash.

Section 9.    Amendment or Termination of Plan by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason upon 30 days’ written notice to the Participants.

Section 10.                      Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

Section 11.                      Certain Definitions.

“1933 Act” means the Securities Act of 1933.

“Affiliate” means, as to any person, any other person who (i) owns beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such person; or (ii) is an officer, retired officer, director, trustee or general partner of such person; or (iii) controls, is controlled by or is under common control with, such person; or (iv) if such other person is an officer, director, trustee, or general partner of another entity, then the entity for which that person acts in any capacity.

“Articles of Incorporation” means the Company’s Articles of Incorporation, as amended.

“Bylaws” means the Company’s Bylaws, as amended.

“Independent Director(s)” means the director(s) of the Company who are not affiliated, directly or indirectly, with an officer or Shareholder owning more than ten percent (10%) of the Company’s outstanding Common Stock, whether by ownership of, ownership interest in, employment by, any business or professional relationship with such person, and who perform no other services for the Company at the time his or her independence is being determined. A director will, however, not be considered “independent” if he or she is serving as a director for more than three real estate investment trusts organized by or affiliated with an officer or 10% or greater Shareholder of the Company, or any director who is not an Independent Director. “Independent Director(s)” shall also mean a person who performs no other material services for the Company except as a director. An indirect relationship shall include circumstances in which a member of the immediate family of a director has one of the foregoing relationships with an officer or 10% or greater Shareholder of the Company.

“IRA” means Individual Retirement Account, as defined in Section 408 of the Code.

“Majority Vote” means the affirmative vote of at least a majority of the Shares then outstanding represented and voting at a duly held meeting at which a quorum is present or by written consent of the Shareholders.

“Person(s)” means individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint venturers, associations, companies, trusts, banks, trust companies, land trusts, business trusts and any other entities, government agencies and political subdivisions thereof.

“Service” means the Internal Revenue Service.

“Share(s)” means the Shares of the Company’s $0.01 par value per share common stock offered pursuant to the Registration Statement.

“Shareholder(s)” means, as of any particular date, all holders of record of outstanding Shares on such date.
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End of Plan